UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 9, 2009

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2009, the Board of Directors of Quest Resource Corporation (the “Company”) elected Eddie M. LeBlanc as Chief Financial Officer of the Company. Mr. LeBlanc replaces Jack Collins, who had been appointed Interim Chief Financial Officer in September 2008. Mr. Collins will continue his role at the Company as its Executive Vice President – Finance/Corporate Development.

Mr. LeBlanc, 60, served as Executive Vice President and Chief Financial Officer of Ascent Energy Company, an independent, private oil and gas company, from July 2003 until it was sold to RAM Energy Resources in November 2007, after which time, Mr. LeBlanc went into retirement. Prior to that, Mr. LeBlanc was Senior Vice President and Chief Financial Officer of Range Resources Corporation, an NYSE-listed independent oil and gas company, from January 2000 to July 2003. Previously, Mr. LeBlanc was a founder of Interstate Natural Gas Company, which merged into Coho Energy in 1994. At Coho, he served as Senior Vice President and Chief Financial Officer until 1999. Mr. LeBlanc’s 35 years of experience include assignments in Celeron Corporation and the energy related subsidiaries of Goodyear Tire and Rubber. Prior to entering the oil and gas industry, Mr. LeBlanc was with a national accounting firm. He is a certified public accountant and a chartered financial analyst, and he received a B.S. in Business Administration from University of Southwestern Louisiana.

Mr. LeBlanc will receive an annual salary of $262,500 and will participate in the Company’s Management Annual Incentive Plan with a target bonus level of 42% of his base salary assuming 95% to 104.99% achievement of the Company’s 2009 performance goals and a maximum bonus payout of 99% of his base salary upon 150% achievement of the 2009 performance goals. On January 12, 2009, Mr. LeBlanc was granted a nonqualified stock option to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.62 per share, the closing price of the Company’s common stock on January 12, 2009, one-third of which will become exercisable on January 9, 2010, one-third of which will become exercisable on January 9, 2011 and one-third of which will become exercisable on January 9, 2012, subject to acceleration in certain circumstances. The stock option was granted as an inducement option pursuant to NASDAQ Marketplace Rule 4350, which permits grants to new hires to be made outside of a shareholder-approved plan. Mr. LeBlanc is entitled to participate in the Company’s employee benefits package, which includes medical, dental, life and disability plans, and company-matching 401(k) contributions.

The Company will provide indemnification of Mr. LeBlanc pursuant to the Company’s form of indemnification agreement, which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 31, 2006.

Mr. LeBlanc does not have a family relationship with any director, executive officer or person nominated or chosen by Company to become an executive officer. Mr. LeBlanc is not a party to any transaction or series of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A press release dated January 14, 2009 announcing the election of Mr. LeBlanc as Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Nonqualified Stock Option Agreement, dated January 12, 2008, between

Quest Resource Corporation and Eddie LeBlanc.

99.1	Press release of Quest Resource Corporation dated January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

/s/ David C. Lawler
By:	David C. Lawler
President

Date: January 14, 2009